                                                                   EXHIBIT 10.29


                                                          4501 Circle 75 Parkway
                                                          Building D-4210
                                                          Atlanta, Georgia 30339

                              CONSULTANT AGREEMENT

         AGREEMENT ("Agreement") made and entered into this 30th day of April, 2001 between Business Analysis Group, LLC. (BAG or Consultant) with its principal place of business at 39 Hansen Farm Road, North Haven, CT 06473; and LecStar Corporation (LecStar), with its principal place of business at 4501 Circle 74 Parkway, D-4210, Atlanta, Georgia 30339.

1. ENGAGEMENT - LecStar hereby engages BAG, and BAG accepts the engagement, to perform the work described in Section 5 hereof, in accordance with the terms and conditions of this Agreement.

2. TERM - The term of this Agreement begins on May 1, 2001 and will continue for three consecutive months, ending on July 31, 2001 (the "Initial Term") unless renewed month-to-month at the option of LecStar. LecStar may terminate this Agreement for convenience by giving BAG 7 days advance written notice prior to the end of the Initial Term or if renewed, 7 days written notice prior to the end of the renewal month.

3. COMPENSATION - For all services rendered, as described in Section 5, by BAG under this Agreement, LecStar agrees to pay BAG a consulting fee of Ten Thousand Dollars ($10,000.00) per month beginning on May 1, 2001. All payments shall be made to BAG and shall be mailed or made available to BAG on or before the 10th calendar day of each month. There will be no taxes (state or federal) withheld from the aforementioned payments.

4. WORK SCOPE - The efforts of BAG pursuant to the Work Scope are expected to be full time, nominally 40 hours per week, in keeping with LecStar's normal office hours of 8:30 AM to 5:30 PM, Monday through Friday.

The work scope will include the following specific assignments:

BAG shall be responsible for assisting LecStar with the following:

         o        Preparation and filing of SEC Reports.

         o Investor relations as directed by Chad Smith and outside public relations firm.

         o Assist in any matters involving UK subsidiary company as needed.

         o        Assisting LecStar with other matters as necessary.

5. EXPENSES - LecStar will reimburse BAG for reasonable travel, lodging, cell phone usage, and other expenses incurred on behalf of LecStar in performance of this Agreement. All such expenses shall be pre-authorized by LecStar. In addition, LecStar will make COBRA payments for the three months beginning May 1, 2001 if needed.

6. CONFIDENTIALITY - All information and data related to LecStar products and services to which BAG will have access are LecStar property and are deemed confidential and proprietary information to LecStar.

BAG will not disclose any such information to third parties without prior approval from LecStar. The ideas, concepts, inventions, know-how, or techniques developed during the course of the Agreement also belong exclusively to LecStar.

7. NOTICE - Any notice required, or permitted to be given by either party to the other under this Agreement, shall be sufficient, if received in writing, if sent by US Mail, sent by Registered or Certified Mail to the principal office of the receiving party.

8. INDEPENDENT CONTRACTOR RELATIONSHIP - The BAG relationship to LecStar will be that of independent contractor, and nothing herein creates or implies any other or different relationship.

9. APPLICABLE LAW - The laws of the State of Georgia shall govern this Agreement.

EXECUTED between the parties hereto this 30th day of April, 2001.

LecStar Corporation                                Business Analysis Group, LLC
4501 Circle 75 Parkway                             39 Hansen Farm Road
Building D-4210                                    North Haven, CT 06473
Atlanta, GA 30339


/s/ W. Dale Smith                                  /s/ Larry Shatsoff
-----------------                                  ------------------
By:  W. Dale Smith, President                      By:  Larry Shatsoff


                                       2